Exhibit 23.12

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-132951 on Form S-8 of our report dated March 31, 2015 appearing in this  Annual Report on Form 10-K of Dover Saddlery, Inc. and subsidiaries for the year ended December 31, 2014.

/s/ McGladrey LLP

Boston, Massachusetts

March 31, 2015